Exhibit 10.1

AMENDMENT TO
REALTY INCOME CORPORATION
2003 INCENTIVE AWARD PLAN
(as amended and restated February 21, 2006)

THIS AMENDMENT TO THE REALTY INCOME CORPORATION 2003 INCENTIVE AWARD PLAN (as amended and restated February 21, 2006), made as of May 15, 2007, is adopted by Realty Income Corporation, a Maryland corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Realty Income Corporation 2003 Incentive Award Plan, as amended and restated February 21, 2006 (the “Plan”);

WHEREAS, pursuant to Section 11.2 of the Plan, the Company reserved the right to amend the Plan; and

NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended as follows:

1.	Section 7.3(c) of the Plan is hereby amended in its entirety and restated as follows:
“Shares of Restricted Stock granted on or after May 15, 2007 pursuant to clause B of Section 7.3(a)(ii)  shall vest based on Independent Directors’ Years of Service in accordance with the following schedule:

Years of Service at the Date of Grant	Percentage Vested
Less than five	33-1/3% increments on each of the first three anniversaries of the date the shares of Restricted Stock are granted (rounded up to the nearest whole share)
Six	50% increments on each of the first two anniversaries of the date the shares of Restricted Stock are granted
Seven	100% vested on the first anniversary of the date the shares of Restricted Stock are granted
Eight or more	100% vested as of the date the shares of Restricted Stock are granted

For purposes of this Plan, “Years of Service” for a Director shall mean each 365-day period of his or her continuous service to the Company as an Employee, Director or Consultant. The Committee shall have sole, final and binding authority to determine any questions regarding a Director’s Years of Service for purposes of the Plan.”

2.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.	All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

Executed on this 15th day of May, 2007.

                                By: /s/ Michael R. Pfeiffer
                                Michael R. Pfeiffer
                                Executive Vice President, General Counsel